THIS OPTION AND THE SHARES ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE BLUE SKY LAWS. THIS OPTION AND THE SHARES ISSUABLE UPON EXERCISE OF THIS OPTION MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH TRANSFER, OR EXCEPT UPON RECEIPT BY ORION FINANCIAL, LTD. OF AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH SALE OR TRANSFER IS NOT IN VIOLATION OF THE ACT OR ANY APPLICABLE SECURITIES LAWS.


                                OPTION AGREEMENT


     THIS OPTION  AGREEMENT  ("Agreement")  is  effective  as of the 16th day of

September,  1996, by and between Orion Financial,  Ltd. ("Orion") and William J.

White ("Recipient").

     1. Grant of Option.  Orion hereby grants to Recipient an option to purchase

400,000 shares of Common Stock of Orion at a price of $.03 per share.

     2.  Exercise.  Recipient may exercise the option in whole at any time or in part from time to time by  giving  written  notice  of  exercise  together  with payment of the option price. The option shall expire on September 16, 2001.

     3. Dilution or Other Agreement.

               a. In the event that additional shares of Common Stock are issued pursuant to a stock  split,  a stock  dividend or similar  event,  the number of shares of Common  Stock  then  covered  by each  outstanding option granted  hereunder shall be increased  proportionately  with no increase in the total purchase price of the shares then so covered.

               b. In the event  that the shares of Common  Stock of the  Company from time to time issued and  outstanding are reduced by a combination of shares,  the number of shares of Common  Stock then covered by each outstanding option granted hereunder shall be reduced  proportionately with no reduction in the total price of the shares then so covered.

               c. In the  event  that the  Company  should  transfer  assets  to another corporation and distribute the stock of such other corporation without the  surrender of Common Stock of the Company,  then the total purchase price of the shares covered by each outstanding  option shall be  reduced  by an  amount  which  bears  the same  ratio to the total purchase  price  then in  effect  as the  market  value  of the  stock distributed  in respect of a share of the Common Stock of the Company,

          immediately following the distribution,  bears to the aggregate of the market  value  at such  time of a share  of the  Common  Stock  of the

          Company and the stock distributed in respect thereof.

               d.  In  the  event  of a  merger  of  the  Company  into  another corporation,  then any options shall be exercisable into the number of shares and any other  consideration which the option holder would have received  if he had  owned the  shares  subject  to the  option on the effective date of the merger.

     All such adjustments shall be made by the Board,  whose  determination upon the same shall be final and binding upon the  optionees.  No  fractional  shares shall be issued,  and any  fractional  shares  resulting  from the  computations pursuant to this Section  shall be eliminated  from the  respective  option.  No adjustment  shall be made for cash dividends or the issuance to  stockholders of rights to subscribe for additional Common Stock or other securities.

     4. Listing and Registration of Shares.  Each option shall be subject to the requirement  that if at any time the Board shall  determine,  in its discretion,

that the listing,  registration or  qualification  of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any  governmental  regulatory  body is  necessary  or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares  thereunder,  such option may not be exercised in whole or in part  unless and until such  listing,  registration,  qualification,  consent or approval  shall  have been  effected  or  obtained  free of any  conditions  not acceptable to the Board.

     5. Representations and Warranties.

               a.    Recipient    hereby   makes   the   following    covenants,

          representations and warrants to Orion:

                    i) The shares of Common Stock to be acquired  hereunder will be acquired for his own account, are for investment,  and without view to the distribution of any portion thereof.

                    ii) That he is aware  that no  federal  or state  agency has made any  finding or  determination  as to the  fairness  of this investment,  nor any  recommendation nor endorsement with respect to this investment.

                    iii) That he understands that he must bear the economic risk of this  investment for an indefinite  period of time because the securities have not been  registered  under the Securities Act of

               1933 or any state securities laws and, therefore,  cannot be sold unless  registered  under  such Act or such laws or an  exemption from such registration is available.

               b. It shall be a condition to the transfer of the Common Stock to be acquired hereunder that Recipient and any transferee take all steps which in the opinion of Orion are necessary to ensure  compliance with all state and federal securities laws.

               c. Recipient agrees that the certificates representing the Common

          Stock to be  acquired  hereunder  shall  contain  the legend set forth below and that appropriate instructions shall be given to any transfer agent of such stock to insure compliance with such legend:

                    The shares  represented  by this  certificate  have not
               been registered under the Securities Act of 1933 (the "Act") or any state blue sky laws. The shares represented by this certificate may not be sold or otherwise transferred in any manner except pursuant to an effective registration statement covering such transfer, or except upon receipt by Orion Financial, Ltd. of an opinion of counsel satisfactory to it that such sale or transfer is not in violation of the Act or any applicable securities laws.

               d. Recipient agrees that this Option and the shares issuable upon exercise hereof shall be transferable  only in accordance with, in the case of this Option,  the legend hereon and in the case of the shares,

          the legend set forth in Section c above.

     6.  Attorney  Fees.  In the  event  of  litigation  to  enforce  any of the provisions of this Agreement,  the prevailing party shall be entitled to payment of all its costs and attorneys' fees incurred in connection therewith.

     7. Notices.  All notices  required or authorized by this Agreement shall be in writing and shall refer to this  Agreement.  All notices  shall be  effective upon delivery if delivered in person or upon mailing if mailed first-class mail,

postage prepaid, as follows:

         If to Orion:                         Orion Financial, Ltd.
                                              c/o Dean H. Boedeker
                                              Orion Financial, Ltd.
                                              80 North Hoyt Street
                                              Denver, Colorado 80226

         If to Recipient:                     William J. White
                                              4582 South Ulster Street Parkway
                                              Suite 1500
                                              Denver, CO  80237

Either  party may change its address for  receipt by notice  given as  indicated

herein.

     8.  Governing  Law.  This  Agreement  shall be governed by and construed in accordance with the laws of the State of Colorado.

     9.  Severability.  It is the  desire  and  intent of the  parties  that the provisions of this Agreement shall be enforced to the fullest extent permissible under  the  laws and  public  policies  applied  in each  jurisdiction  in which enforcement is sought.  Accordingly,  if any particular  provision or portion of this  Agreement  shall be  adjudicated  to be  invalid  or  unenforceable,  this

Agreement   shall  be  deemed  amended  to  delete  herefrom  the  portion  thus adjudicated  to be invalid or  unenforceable,  such  deletion to apply only with respect to the operation of this  paragraph in the  particular  jurisdiction  in which such adjudication is made.

     10.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more

counterparts,  each of which shall be deemed to be an original  and all of which together shall constitute but one and the same instrument.

     11. Entire  Agreement.  This instrument sets forth the entire agreement and

understanding   among  the  parties  and   supersedes   all  prior   agreements,
arrangements  and  understandings  related  to the  subject  matter  hereof.  No provision of this  Agreement  shall be altered,  amended or revoked except by an instrument in writing signed by the parties hereto.

     12.  Successors  and Assigns.  Except as herein set forth,  this  Agreement shall extend to and be binding  upon the  successors,  assigns,  heirs and legal representatives of the parties hereto. No party hereto shall have further rights under this  Agreement  when he ceases to own any shares of Orion.  If Recipient,

prior to his death,  elects or becomes  obligated to purchase shares  hereunder,

the estate of  Recipient  shall  purchase  such  shares and comply  with all the provisions hereof.

     13.  Miscellaneous.  Words used herein,  regardless of the number or gender specifically  used,  shall be deemed and  construed to include any other number,

singular or plural, and any other gender, masculine,  feminine or neuter, as the context  requires.  As used  herein  "person"  shall  mean any  natural  person,

corporation, partnership, trust, state or other entity.

     DATED as of October ___, 1996.

                                            ORION FINANCIAL, LTD.,
                                            a Colorado corporation


                                            By:
                                                -------------------------------
                                                Dean H. Boedeker, President

                                            RECIPIENT:


                                            -----------------------------------
                                            WILLIAM J. WHITE


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